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                                                                    Exhibit 23.1


                   [Wipfli Ullrich Bertelson CPAs Letterhead]



                        INDEPENDENT ACCOUNTANTS' CONSENT


We consent to incorporation by reference in this Registration Statement on Form S-8 of F&M Bancorporation, Inc. of our report dated February 2, 1996, relating to the consolidated balance sheets of F&M Bancorporation, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report is incorporated in the Form 10-K of F&M Bancorporation, Inc. for the year ended December 31, 1995, and of our reports dated June 15, 1995, relating to the consolidated financial statements of the F&M Employees' Retirement and Savings Plan and Trust (the "Plan") as of December 31, 1994 and 1993 and the related supplemental schedules which reports appear in the December 31, 1994 annual report on Form 11-K of the Plan.



                                               /s/ WIPFLI ULLRICH BERTELSON CPSs
                                                   Certified Public Accountants

Appleton, Wisconsin
March 25, 1996